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                                  EXHIBIT (21)


                              LIST OF SUBSIDIARIES



                                                          STATE OR OTHER JURISDICTION OF
NAME                                                       INCORPORATION OR ORGANIZATION
----------------------------------------------------------------------------------------
Dataforms, Inc.                                                             Wisconsin

Duplex Products Inc.                                                         Delaware

Formcraft, Inc.                                                                 Texas

Reyna Financial Corporation                                                      Ohio

        Reyna Leasing Corporation *                                          New York

Reynolds and Reynolds (Canada) Limited                                         Canada

Reynolds Vehicle Registration, Inc.                                              Ohio

Salcris Corporation                                                           Alabama



* Wholly-owned subsidiary of Reyna Financial Corporation

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